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                                                                   Exhibit 5(a)


                                                               27 August, 2001

White Mountains Insurance Group, Ltd.
80 South Main Street
Hanover, New Hampshire
USA 03755-2053


Dear Sirs

WHITE MOUNTAINS INSURANCE GROUP, LTD.

We have acted as special legal counsel in Bermuda to White Mountains Insurance Group, Ltd., a Bermuda company ("WMTN") in connection with the Registration Statement on Form S-8 of WMTN, filed on 27 August, 2001 with the Securities and Exchange Commission under the United States Securities Act of 1933, as amended, (the "Act") (the "Registration Statement"), with respect to the registration under the Act of 500,000 common shares of WMTN, par value US$1.00 per share issuable under the "OneBeacon Insurance Savings Plan" (the "Shares").

For the purposes of giving this opinion, we have examined the Registration Statement (but excluding the exhibits and schedules thereto unless specifically referred to herein)

We have also reviewed and have relied upon the memorandum of association and the bye-laws of WMTN, minutes of meetings of WMTN's board of directors (referred to herein as the "Minutes"), correspondence on behalf of WMTN with the Bermuda Monetary Authority (the BMA") whereby the BMA has granted certain permissions, inter alia, for the issue (and subsequent transfer) of WMTN securities (subject to conditions expressed in such correspondence) and such other documents and made such enquiries as to questions of Bermuda law as we have deemed necessary in order to render the opinions set forth below.


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Conyers Dill & Pearman
27 August, 2001
Page 2

We have assumed:

(a) the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) of all documents examined by us and the authenticity and completeness of the originals from which such copies were taken;

(b) the accuracy and completeness of all factual representations made in the Registration Statement and other documents reviewed by us;

(c) that the resolutions contained in the Minutes remain in full force and effect and have not been rescinded or amended;

(d) that upon the issue of the Shares, WMTN will receive money or money's worth at least equal to the value of the Shares then being issued and that none of the Shares will be issued for less than par value;

(e) that there is no provision of the law of any jurisdiction, other than Bermuda, which would have any implication in relation to the opinions expressed herein; and

(f) that the issue and transfer of the Shares will comply at all times with the permissions obtained from the BMA and that the Shares will at all such times be listed on the New York Stock Exchange, Inc.

"Non-assessability" is not a legal concept under Bermuda law, but when we describe the Shares as being "non-assessable" herein we mean, subject to any contrary provision in any agreement between WMTN and any one of its members holding any of the Shares (but only with respect to such member), that no further sums are payable with respect to the holding of such Shares and the member shall not be bound by an alteration in the Memorandum of Association or the Bye-laws of WMTN after the date upon which it became a member if and so far as the alteration requires such member to take or subscribe for additional Shares or in any way increases its liability to contribute to the share capital of, or otherwise pay money to, WMTN

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than Bermuda. This opinion is to be governed by and construed in accordance with the laws of Bermuda and is limited to and is given on the basis of the current law and practice in Bermuda. This opinion is not to be relied upon in respect of any matter other than the issue of the Shares, as described in the Registration Statement.


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Conyers Dill & Pearman
27 August, 2001
Page 3

On the basis of, and subject to, the foregoing, we are of the opinion that:

1. WMTN has taken all corporate action required to authorize the issuance of the Shares; and

2. Upon the registration of such Shares in WMTN's Register of Members, such Shares will be validly issued and fully paid and non-assessable.

We consent to the use of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Yours faithfully,

/S/ CONYERS DILL & PEARMAN